Exhibit 10.4

THE CLINIC NETWORK

GRID PROMISSORY NOTE

Dated:  March 27th, 2017

FOR VALUE RECEIVED, the undersigned, The Clinic Network, the Borrower, acknowledges itself indebted and unconditionally promises to pay, ON DEMAND to, or to the order of, Avonlea-Drewry Holdings Inc., the Holder at its offices at 15466 The Gore Road, Caledon, ON L7C 3E5 or such other place as the Holder may, from time to time, designate, the principal amount outstanding as recorded by the Borrower in the column entitled “Unpaid Principal Balance” on the record (the Grid) attached to and forming part of this Note.  The Unpaid Principal Balance shall not, at any time, exceed $500,000.

The Holder shall and is unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (a) the date and amount of each advance made by the Holder and the resulting increase in the Unpaid Principal Balance, and (b) the date and amount of each repayment on account of principal paid to the Holder and the resulting decrease of the Unpaid Principal Balance.  Such notations, in the absence of manifest mathematical error, is prima facie evidence of such advances, repayments and the Unpaid Principal Balances; provided that the failure of the Holder to record the same shall not affect the obligations of the Borrower to pay such amounts to the Holder.

The Unpaid Principal Balance shall bear interest from this date both before and after demand at the rate of 10% per cent per annum. Until such time as demand has been made under this Note, interest shall be payable monthly in arrears on the 5th day of each month commencing May 5th, 2017 until the Unpaid Principal Balance has been paid in full.  Upon demand being made under this Note, all accrued and unpaid interest shall become immediately due and payable.

The Borrower has the right and privilege of prepaying the whole or any portion of the Unpaid Principal Balance, together with any interest accrued thereon as set out above without notice, bonus or penalty at any time or times.  Any such prepayments shall be applied first in satisfaction of any accrued but unpaid interest and thereafter to the Unpaid Principal Balance.

This Note is secured by a general security agreement executed by the Borrower and the Holder on the date hereof.

The Borrower represents and warrants to the Holder that (i) the jurisdiction of organization and the location of the chief executive office of the Borrower is 5025 Orbiter Drive, Building 1, Suite 401, Mississauga, Ontario L4W 4Y5; and (ii) the only jurisdiction in which the Borrower has assets or carries on business is Ontario. The Borrower shall promptly give notice to the Holder of any proposed change in (a) the location of its chief executive office from the province in which it is currently located; and (b) any proposed change to any relevant jurisdictions where it has assets or carries on business.

To the fullest extent permitted by law, the Borrower waives:

(a)

diligence, presentment, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, non-payment, release, compromise, settlement, extension or renewal of this Note; and.

(b)

the benefit of all applicable valuation, appraisal and exemption laws.

In the event the Holder retains counsel to collect, enforce or protect its interests with respect to this Note, the Borrower shall pay all costs and expenses of such collection, enforcement or protection, including legal fees, whether or not a legal action is commenced.

The Borrower agrees that all amounts under this Note are payable without set-off, withholding, deduction, claim, counterclaim, defence or recoupment, all of which are hereby waived by the Borrower.

Upon request of the Holder, the Borrower shall, from time to time, execute and deliver acknowledgements of its liability and the continuing existence of the Holder’s claims against the Borrower pursuant to this Note.  In addition, any limitation periods under the Limitations Act, 2002 (Ontario), as amended, applicable to this Note are excluded.

Time is of the essence with this Note.

This Note is binding upon the Borrower and its successors and assigns and enures to the benefit of the Holder and its successors and assigns.  The Holder may at any time assign all or any of its rights and benefits hereunder and all references to the “Holder” are deemed to include a reference to its successors and assigns.  The Borrower may not assign any of its rights or obligations hereunder.

This Note is governed by and is to be interpreted, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[signatures on following page]

IN WITNESS WHEREOF the Borrower has executed this Note as of the date first above written.

THE CLINIC NETWORK
By:	/s/ Kim Wei
Name: Kim Wei
Title: Managing Director

[signature page to The Clinic Network, Grid Promissory Note]

Schedule A

ADVANCES AND REPAYMENT OF PRINCIPAL

Date	Amount of Advance	Principal Repaid or Prepaid	Unpaid Principal Balance	Notation Made By
Effective Date of Settlement Agreement	$50,000		$50,000